UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 23, 2009

Integrated BioPharma, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31668	22-2407475
(Commission File Number)	(IRS Employer Identification No.)

225 Long Avenue

Hillside, New Jersey 07205

(Address of Principal Executive Offices)

(973) 926-0816

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2009, Integrated Biopharma, Inc (the “Company”) issued a press release announcing the determination by the Company’s Board of Director’s on January 23, 2009 to cause the delisting of the Company’s common stock, par value $0.002 per share (the “Common Stock”), from the NASDAQ Stock Market LLC (“NASDAQ”).  The Company has submitted written notice to NASDAQ of its intent to voluntarily withdraw the listing of its Common Stock from NASDAQ.  The Common Stock ceased trading on NASDAQ on February 27, 2009 and has been quoted over the counter on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, since February 27, 2009.

On or about April 13, 2009, the Company intends to file a Form 25 with the Securities Exchange Commission (“SEC”) to complete the voluntary delisting of the Common Stock from NASDAQ, which Form 25 will become effective 10 days after the filing date.

A copy of the press release relating to this announcement is attached as Exhibit 99.1 hereto.

ITEM 9.01     Financial Statements and Exhibits

     Exhibit 99.1    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 13, 2009	INTEGRATED BIOPHARMA, INC.

By: /s/ Dina L. Masi
Dina L. Masi
Chief Financial Officer

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